EXHIBIT 99.1

Eagle Bancorp, Inc. Announces Record Earnings Representing a 16% Increase for the Full Year 2016 and a 15% Increase in Net Income for the Fourth Quarter 2016

BETHESDA, Md., Jan. 18, 2017 (GLOBE NEWSWIRE) -- Eagle Bancorp, Inc. (the “Company”) (NASDAQ:EGBN), the parent company of EagleBank, today announced record quarterly net income of $25.7 million for the three months ended December 31, 2016, a 15% increase over the $22.3 million net income for the three months ended December 31, 2015.

Net income per basic common share for the three months ended December 31, 2016 was $0.76 compared to $0.67 for the same period in 2015, a 13% increase. Net income per diluted common share for the three months ended December 31, 2016 was $0.75 compared to $0.65 for the same period in 2015, a 15% increase.

For the year ended December 31, 2016, the Company’s net income was $97.7 million, a 16% increase over the $84.2 million for the year ended December 31, 2015. Net income available to common shareholders was $97.7 million ($2.91 per basic common share and $2.86 per diluted common share), as compared to $83.6 million ($2.54 per basic common share and $2.50 per diluted common share) for the same period in 2015, a 15% increase per basic share and a 14% increase per diluted share.

“We are very pleased to report a continued trend of balanced and consistently strong financial performance,” noted Ronald D. Paul, Chairman and Chief Executive Officer of Eagle Bancorp, Inc. “Our net income has increased for 32 consecutive quarters dating back to the first quarter of 2009.  This strong financial performance has resulted from a combination of steady balance sheet growth, revenue growth, solid asset quality, and favorable operating leverage.” Loan balances increased 4% in the fourth quarter and deposit balances increased 3%.  Mr. Paul added, “A lower net interest margin in the fourth quarter (3.96% versus 4.11% in the third quarter 2016) was due substantially to higher average liquidity as average deposit growth in the fourth quarter exceeded average loan growth by about $275 million. The loan pipeline remains strong, and the yield on the loan portfolio in the fourth quarter was 3 basis points higher at 5.11% versus 5.08% for the third quarter, as the Company continues to demonstrate discipline in its loan pricing. Additionally, our favorable credit quality improved even more in the fourth quarter as we recorded net recoveries of $97 thousand for the latest three months and the level of nonperforming assets was just 0.30% of total assets at December 31, 2016. Mr. Paul further added, “that the Company’s operating efficiency, another key driver of financial performance remained quite strong in the fourth quarter, as noninterest expense growth was 3% while total revenue increased by 4%, which further improved the efficiency ratio to 40.22% for the most recent quarter.”

The Company’s financial performance in the fourth quarter of 2016 as compared to the fourth quarter in 2015 was highlighted by growth in average total loans of 15% and by growth in average total deposits of 17%. Total revenue increased 7% in the fourth quarter of 2016 over 2015 and increased 4% over the third quarter of 2016. Noninterest expenses increased 4% for the fourth quarter 2016 over 2015 and 3% over the third quarter of 2016.  For the fourth quarter in 2016, the efficiency ratio was 40.22%, as compared to 40.54% in the third quarter of 2016 and 41.47% for the fourth quarter in 2015. Mr. Paul added, “The Company remains committed to cost management measures and strong productivity.”

The annualized return on average assets (“ROAA”) was 1.46% for the fourth quarter in 2016 and 1.52% for the twelve months ended December 31, 2016. The annualized return on average common equity (“ROACE”) was 12.26% for the fourth quarter in 2016 and 12.27% for the year ended December 31, 2016.

For the full year 2016, loans grew 14% and averaged 16% higher. For the full year 2016, deposits increased 11% and averaged 14% higher. For the full year 2016, total revenue increased by 10% while total noninterest expenses increased 4%.

For the fourth quarter of 2016, the net interest margin was 3.96%, as compared to 4.11% for the third quarter of 2016 and 4.38% for the fourth quarter of 2015. As noted above, the higher average liquidity position in the fourth quarter was the most significant factor in the quarterly net interest margin decline of 15 basis points. In addition to stronger average deposit growth over loan growth in the fourth quarter (8% versus 3%), the sub-debt raise in late July at a cost of 5.00% has negatively impacted the net interest margin in the fourth quarter by 18 basis points.

For the full year of 2016, the net interest margin was 4.16% as compared to 4.33% for the year ended December 31, 2015. The sub-debt raise in July 2016 negatively impacted the net interest margin in the twelve month period ending December 31, 2016 by nine basis points. Mr. Paul noted, “The persistently low interest rate environment has continued to challenge bank spread earnings. In the current environment, the Company has continued its emphasis on disciplined pricing for both new loans and funding sources, which has resulted in the Company maintaining a superior net interest margin.”

Asset quality measures improved further in the fourth quarter of 2016 from an already solid position. For the fourth quarter of 2016, the Company recorded a net recovery (annualized) of 0.01% of average loans, as compared to net charge-offs (annualized) of 0.18% of average loans for the fourth quarter of 2015. At December 31, 2016, the Company’s nonperforming loans amounted to $17.9 million (0.31% of total loans) as compared to $22.2 million (0.41% of total loans) at September 30, 2016 and $13.2 million (0.26% of total loans) at December 31, 2015. Nonperforming assets amounted to $20.6 million (0.30% of total assets) at December 31, 2016 compared to $27.5 million (0.41% of total assets) at September 30, 2016 and $19.1 million (0.31% of total assets) at December 31, 2015.

Management continues to remain attentive to any signs of deterioration in borrowers’ financial conditions and is proactive in taking the appropriate steps to mitigate risk. Furthermore, the Company is diligent in placing loans on nonaccrual status and believes, based on its loan portfolio risk analysis, that its December 31, 2016 allowance for credit losses, at 1.04% of total loans (excluding loans held for sale), is adequate to absorb potential credit losses within the loan portfolio as of the end of the quarter. The allowance for credit losses was 1.04% of total loans at September 30, 2016 and 1.05% at December 31, 2015. The allowance for credit losses represented 330% of nonperforming loans at December 31, 2016.

Total assets at December 31, 2016 were $6.89 billion, a 2% increase as compared to $6.76 billion at September 30, 2016, and a 13% increase as compared to $6.08 billion at December 31, 2015. Total loans (excluding loans held for sale) were $5.68 billion at December 31, 2016, a 4% increase as compared to $5.48 billion at September 30, 2016, and a 14% increase as compared to $5.00 billion at December 31, 2015. Loans held for sale amounted to $51.6 million at December 31, 2016 as compared to $78.1 million at September 30, 2016, a 34% decrease, and $47.5 million at December 31, 2015, a 9% increase. The investment portfolio totaled $538.1 million at December 31, 2016, a 25% increase from the $430.7 million balance at September 30, 2016. As compared to December 31, 2015, the investment portfolio at December 31, 2016 increased by $50.2 million or 10%.

Total deposits at December 31, 2016 were $5.72 billion, compared to deposits of $5.56 billion at September 30, 2016, a 3% increase, and deposits of $5.16 billion at December 31, 2015, an 11% increase. Total borrowed funds (excluding customer repurchase agreements) were $216.5 million at December 31, 2016, $266.4 million at September 30, 2016 and $68.9 million at December 31, 2015.

Total shareholders’ equity at December 31, 2016 increased 3%, to $842.8 million, compared to $815.6 million at September 30, 2016, and increased 14%, from $738.6 million at December 31, 2015. During the fourth quarter of 2016, 378,495 net shares were issued upon the exercise in full of the outstanding warrant. Increased retained earnings together with the $150 million of qualifying capital raised in a ten year sub-debt issue in July 2016 has enhanced the Company’s capital position well in excess of regulatory requirements for well capitalized status. The total risk based capital ratio was 14.89% at December 31, 2016, as compared to 15.05% at September 30, 2016, and 12.75% at December 31, 2015. In addition, the tangible common equity ratio was 10.84% at December 31, 2016, compared to 10.64% at September 30, 2016 and 10.56% at December 31, 2015.

Analysis of the three months ended December 31, 2016 compared to December 31, 2015

For the three months ended December 31, 2016, the Company reported an annualized ROAA of 1.46% as compared to 1.50% for the three months ended December 31, 2015. The annualized ROACE for the three months ended December 31, 2016 was 12.26%, as compared to 12.08% for the three months ended December 31, 2015.

Total revenue (net interest income plus noninterest income) for the fourth quarter of 2016 was $74.0 million, or 7% above the $69.1 million of total revenue earned for the fourth quarter of 2015 and was 4% higher than the $71.1 million of revenue earned in the third quarter of 2016.

Net interest income increased 7% for the three months ended December 31, 2016 over the same period in 2015 ($67.0 million versus $62.6 million). Growth in average earning assets was 19% and the net interest margin was 3.96% for the three months ended December 31, 2016, as compared to 4.38% for the three months ended December 31, 2015. The Company believes its net interest margin remains favorable compared to peer banking companies and that its disciplined approach to managing the loan portfolio yield to 5.11% for the fourth quarter in 2016 has been a significant factor in its overall profitability.

The provision for credit losses was $2.1 million for the three months ended December 31, 2016 as compared to $4.6 million for the three months ended December 31, 2015. The lower provisioning in the fourth quarter of 2016, as compared to the fourth quarter of 2015, is primarily due to overall improved asset quality. Net recoveries of $97 thousand in the fourth quarter of 2016 represented an annualized 0.01% of average loans, excluding loans held for sale, as compared to $2.2 million of net charge-offs or an annualized 0.18% of average loans, excluding loans held for sale, in the fourth quarter of 2015. Net charge-offs in the fourth quarter of 2016 were attributable primarily to commercial loans ($814 thousand) offset by a recovery in investment-commercial real estate loans ($895 thousand).

Noninterest income for the three months ended December 31, 2016 increased to $7.0 million from $6.5 million for the three months ended December 31, 2015, an 8% increase. This increase was primarily due to higher net gains on sales of residential mortgage loans of $971 thousand. Residential mortgage loans closed were $241 million for the fourth quarter in 2016 versus $181 million for the fourth quarter of 2015.

The efficiency ratio, which measures the ratio of noninterest expense to total revenue, was 40.22% for the fourth quarter of 2016, as compared to 41.47% for the fourth quarter of 2015. Noninterest expenses totaled $29.8 million for the three months ended December 31, 2016, as compared to $28.6 million for the three months ended December 31, 2015, a 4% increase. Cost increases for salaries and benefits were $1.9 million, due primarily to increased staff, merit increases and incentive compensation. Premises and equipment expenses were $271 thousand lower, due primarily to lower leasing expense as two branch offices were downsized and two leases expired. Marketing and advertising expense increased by $378 thousand primarily due to costs associated with digital and print advertising and sponsorships. FDIC insurance premium expense decreased by $281 thousand due to a change in the FDIC insurance premium formula for small institutions effective July 1, 2016. Other expenses decreased by $669 thousand primarily due to lower fees incurred to maintain OREO properties.

Analysis of the year ended December 31, 2016 compared to December 31, 2015

For the year ended December 31, 2016, the Company reported an annualized ROAA of 1.52% as compared to 1.49% for the year ended December 31, 2015. The annualized ROACE for the year ended December 31, 2016 was 12.27%, as compared to 12.32% for the year ended December 31, 2015. For the year ended December 31, 2016 total revenue was $285.4 million, as compared to $260.6 million for the same period in 2015, a 10% increase.

Net interest income increased 10% for the year ended December 31, 2016 over the same period in 2015 ($258.2 million versus $233.9 million). Growth in average earning assets was 15% and the net interest margin was 4.16% for the year ended December 31, 2016 as compared to 4.33% for the same period in 2015. The Company believes its net interest margin remains favorable compared to peer banking companies and that its disciplined approach to managing the loan portfolio yield to 5.11% for the year ended December 31, 2016 has been a significant factor in its overall profitability.

The provision for credit losses was $11.3 million for the year ended December 31, 2016 as compared to $14.6 million for the year ended December 31, 2015. The lower provisioning for 2016 is due to lower net charge-offs and to overall improved asset quality. Net charge-offs of $4.9 million during 2016 represented an annualized 0.09% of average loans, excluding loans held for sale, as compared to $8.0 million or an annualized 0.17% of average loans, excluding loans held for sale, during 2015. Net charge-offs during 2016 were attributable primarily to commercial ($3.5 million) and investment-commercial real estate ($1.4 million).

Noninterest income for the year ended December 31, 2016 was $27.3 million as compared to $26.6 million for the year ended December 31, 2015, a 3% increase. This increase was primarily due to increased service charges on deposit accounts, increased gains on sale of SBA loans, and increased gains on sale of OREO.

Noninterest expenses totaled $115.0 million for the year ended December 31, 2016, as compared to $110.7 million for the year ended December 31, 2015, a 4% increase. Cost increases for salaries and benefits were $5.3 million, due primarily to increased staff, merit increases, and incentive compensation. Premises and equipment expenses were $908 thousand lower, due primarily to lower leasing expense as two branch offices were downsized and two locations were closed due to the leases expiring. Marketing and advertising expense increased by $747 thousand primarily due to costs associated with digital and print advertising and sponsorships. Data processing expense increased $214 thousand, while FDIC insurance premium expense decreased by $436 thousand due to a change in the FDIC insurance premium formula for small institutions effective July 1, 2016. For 2016, the efficiency ratio was 40.29% as compared to 42.49% for the same period in 2015.

The financial information which follows provides more detail on the Company’s financial performance for the three and twelve months ended December 31, 2016 as compared to the three and twelve months ended December 31, 2015 as well as providing eight quarters of trend data. Persons wishing additional information should refer to the Company’s Form 10-K for the year ended December 31, 2015 and other reports filed with the Securities and Exchange Commission (the “SEC”).

About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through twenty-one branch offices, located in Montgomery County, Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

Conference Call: Eagle Bancorp will host a conference call to discuss its fourth quarter 2016 financial results on Thursday, January 19, 2017 at 10:00 a.m. eastern standard time. The public is invited to listen to this conference call by dialing 1.877.303.6220, conference ID Code is 46041015, or by accessing the call on the Company’s website, www.EagleBankCorp.com. A replay of the conference call will be available on the Company’s website through February 2, 2017.

Forward-looking Statements: This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.

Eagle Bancorp, Inc.
Consolidated Financial Highlights (Unaudited)
(dollars in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Income Statements:
Total interest income	$75,795	$67,311	$285,805	$253,180
Total interest expense	8,771	4,735	27,641	19,238
Net interest income	67,024	62,576	258,164	233,942
Provision for credit losses	2,112	4,595	11,331	14,638
Net interest income after provision for credit losses	64,912	57,981	246,833	219,304
Noninterest income (before investment gains and extinguishment of debt)	6,943	6,462	26,090	25,504
Gain on sale of investment securities	71	30	1,194	2,254
Loss on early extinguishment of debt	-	-	-	(1,130)
Total noninterest income	7,014	6,492	27,284	26,628
Total noninterest expense	29,780	28,640	115,015	110,716
Income before income tax expense	42,146	35,833	159,102	135,216
Income tax expense	16,429	13,485	61,395	51,049
Net income	25,717	22,348	97,707	84,167
Preferred stock dividends	-	62	-	601
Net income available to common shareholders	$25,717	$22,286	$97,707	$83,566

Per Share Data:
Earnings per weighted average common share, basic	$0.76	$0.67	$2.91	$2.54
Earnings per weighted average common share, diluted	$0.75	$0.65	$2.86	$2.50
Weighted average common shares outstanding, basic	33,650,963	33,462,937	33,587,254	32,836,449
Weighted average common shares outstanding, diluted	34,233,940	34,069,786	34,181,616	33,479,592
Actual shares outstanding at period end	34,023,850	33,467,893	34,023,850	33,467,893
Book value per common share at period end	$24.77	$22.07	$24.77	$22.07
Tangible book value per common share at period end (1)	$21.61	$18.83	$21.61	$18.83

Performance Ratios (annualized):
Return on average assets	1.46%	1.50%	1.52%	1.49%
Return on average common equity	12.26%	12.08%	12.27%	12.32%
Net interest margin	3.96%	4.38%	4.16%	4.33%
Efficiency ratio (2)	40.22%	41.47%	40.29%	42.49%

Other Ratios:
Allowance for credit losses to total loans (3)	1.04%	1.05%	1.04%	1.05%
Allowance for credit losses to total nonperforming loans	330.49%	397.95%	330.49%	397.95%
Nonperforming loans to total loans (3)	0.31%	0.26%	0.31%	0.26%
Nonperforming assets to total assets	0.30%	0.31%	0.30%	0.31%
Net charge-offs (annualized) to average loans (3)	(0.01%)	0.18%	0.09%	0.17%
Common equity to total assets	12.23%	12.16%	12.23%	12.16%
Tier 1 capital (to average assets)	10.72%	10.90%	10.72%	10.90%
Total capital (to risk weighted assets)	14.89%	12.75%	14.89%	12.75%
Common equity tier 1 capital (to risk weighted assets)	10.80%	10.68%	10.80%	10.68%
Tangible common equity ratio (1)	10.84%	10.56%	10.84%	10.56%

Loan Balances - Period End (in thousands):
Commercial and Industrial	$1,200,728	$1,052,257	$1,200,728	$1,052,257
Commercial real estate - owner occupied	$640,870	$498,103	$640,870	$498,103
Commercial real estate - income producing	$2,509,518	$2,115,478	$2,509,518	$2,115,478
1-4 Family mortgage	$152,748	$147,365	$152,748	$147,365
Construction - commercial and residential	$932,531	$985,607	$932,531	$985,607
Construction - C&I (owner occupied)	$126,038	$79,769	$126,038	$79,769
Home equity	$105,096	$112,885	$105,096	$112,885
Other consumer	$10,365	$6,904	$10,365	$6,904

Average Balances (in thousands):
Total assets	$6,984,492	$5,907,022	$6,436,774	$5,630,567
Total earning assets	$6,752,859	$5,675,730	$6,208,976	$5,400,574
Total loans	$5,591,790	$4,859,391	$5,338,716	$4,594,395
Total deposits	$5,796,516	$4,952,282	$5,369,261	$4,697,263
Total borrowings	$312,842	$168,652	$240,232	$168,110
Total shareholders’ equity	$834,823	$757,199	$796,400	$738,468

(1)  Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per common share are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The table below provides a reconciliation of these non-GAAP financial measures with financial measures defined by GAAP.

GAAP Reconciliation (Unaudited)
(dollars in thousands except per share data)
	Twelve Months Ended	Twelve Months Ended
	December 31, 2016	December 31, 2015
Common shareholders' equity	$842,799	$738,601
Less: Intangible assets	(107,419)	(108,542)
Tangible common equity	$735,380	$630,059

Book value per common share	$24.77	$22.07
Less: Intangible book value per common share	(3.16)	(3.24)
Tangible book value per common share	$21.61	$18.83

Total assets	$6,890,097	$6,075,577
Less: Intangible assets	(107,419)	(108,542)
Tangible assets	$6,782,678	$5,967,035
Tangible common equity ratio	10.84%	10.56%

(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.

(3) Excludes loans held for sale.

Eagle Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)
(dollars in thousands, except per share data)

Assets	December 31, 2016	September 30, 2016	December 31, 2015
Cash and due from banks	$10,285	$10,615	$10,270
Federal funds sold	2,397	5,262	3,791
Interest bearing deposits with banks and other short-term investments	355,481	503,150	284,302
Investment securities available for sale, at fair value	538,108	430,668	487,869
Federal Reserve and Federal Home Loan Bank stock	21,600	19,920	16,903
Loans held for sale	51,629	78,118	47,492
Loans	5,677,893	5,481,975	4,998,368
Less allowance for credit losses	(59,073)	(56,864)	(52,687)
Loans, net	5,618,820	5,425,111	4,945,681
Premises and equipment, net	20,661	19,370	18,254
Deferred income taxes	48,220	41,065	40,311
Bank owned life insurance	60,130	59,747	58,682
Intangible assets, net	107,419	107,694	108,542
Other real estate owned	2,694	5,194	5,852
Other assets	52,653	56,218	47,628
Total Assets	$6,890,097	$6,762,132	$6,075,577

Liabilities and Shareholders' Equity
Deposits:
Noninterest bearing demand	$1,775,684	$1,668,271	$1,405,067
Interest bearing transaction	289,122	297,973	178,797
Savings and money market	2,902,560	2,802,519	2,835,325
Time, $100,000 or more	464,843	452,015	406,570
Other time	283,906	337,371	332,685
Total deposits	5,716,115	5,558,149	5,158,444
Customer repurchase agreements	68,876	71,642	72,356
Other short-term borrowings	-	50,000	-
Long-term borrowings	216,514	216,419	68,928
Other liabilities	45,793	50,283	37,248
Total liabilities	6,047,298	5,946,493	5,336,976

Shareholders' Equity

Common stock, par value $.01 per share; shares authorized 100,000,000, shares issued and outstanding 34,023,850, 33,590,880, and 33,467,893, respectively.	338	333	331
Warrant	-	946	946
Additional paid in capital	513,531	509,706	503,529
Retained earnings	331,311	305,594	233,604
Accumulated other comprehensive (loss) income	(2,381)	(940)	191
Total Shareholders' Equity	842,799	815,639	738,601
Total Liabilities and Shareholders' Equity	$6,890,097	$6,762,132	$6,075,577

Eagle Bancorp, Inc.
Consolidated Statements of Operations (Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Interest Income	2016	2015	2016	2015
Interest and fees on loans	$72,486	$64,275	$274,488	$242,340
Interest and dividends on investment securities	2,508	2,903	9,629	10,092
Interest on balances with other banks and short-term investments	798	129	1,654	732
Interest on federal funds sold	3	4	34	16
Total interest income	75,795	67,311	285,805	253,180
Interest Expense
Interest on deposits	5,736	3,674	19,249	14,343
Interest on customer repurchase agreements	52	39	167	132
Interest on short-term borrowings	5	32	732	86
Interest on long-term borrowings	2,978	990	7,493	4,677
Total interest expense	8,771	4,735	27,641	19,238
Net Interest Income	67,024	62,576	258,164	233,942
Provision for Credit Losses	2,112	4,595	11,331	14,638
Net Interest Income After Provision For Credit Losses	64,912	57,981	246,833	219,304

Noninterest Income
Service charges on deposits	1,518	1,407	5,821	5,397
Gain on sale of loans	3,099	2,609	11,563	11,973
Gain on sale of investment securities	71	30	1,194	2,254
Loss on early extinguishment of debt	-	-	-	(1,130)
Increase in the cash surrender value of bank owned life insurance	383	398	1,554	1,589
Other income	1,943	2,048	7,152	6,545
Total noninterest income	7,014	6,492	27,284	26,628
Noninterest Expense
Salaries and employee benefits	17,853	15,977	67,010	61,749
Premises and equipment expenses	3,699	3,970	15,118	16,026
Marketing and advertising	944	566	3,495	2,748
Data processing	2,031	1,936	7,747	7,533
Legal, accounting and professional fees	828	814	3,673	3,729
FDIC insurance	525	806	2,718	3,154
Merger expenses	-	2	-	141
Other expenses	3,900	4,569	15,254	15,636
Total noninterest expense	29,780	28,640	115,015	110,716
Income Before Income Tax Expense	42,146	35,833	159,102	135,216
Income Tax Expense	16,429	13,485	61,395	51,049
Net Income	25,717	22,348	97,707	84,167
Preferred Stock Dividends	-	62	-	601
Net Income Available to Common Shareholders	$25,717	$22,286	$97,707	$83,566

Earnings Per Common Share
Basic	$0.76	$0.67	$2.91	$2.54
Diluted	$0.75	$0.65	$2.86	$2.50

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates (Unaudited)
(dollars in thousands)

	Three Months Ended December 31,
	2016			2015
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$599,281	$798	0.53%	$225,346	$129	0.23%
Loans held for sale (1)	70,874	615	3.47%	40,587	383	3.77%
Loans (1) (2)	5,591,790	71,871	5.11%	4,859,391	63,892	5.22%
Investment securities available for sale (2)	487,730	2,508	2.05%	544,129	2,903	2.12%
Federal funds sold	3,184	3	0.37%	6,277	4	0.19%
Total interest earning assets	6,752,859	75,795	4.47%	5,675,730	67,311	4.71%

Total noninterest earning assets	289,615			281,800
Less: allowance for credit losses	57,982			50,508
Total noninterest earning assets	231,633			231,292
TOTAL ASSETS	$6,984,492			$5,907,022

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$303,994	$201	0.26%	$195,167	$83	0.17%
Savings and money market	2,941,919	3,715	0.50%	2,560,727	2,118	0.33%
Time deposits	786,782	1,820	0.92%	764,761	1,473	0.76%
Total interest bearing deposits	4,032,695	5,736	0.57%	3,520,655	3,674	0.41%
Customer repurchase agreements	95,283	52	0.22%	71,591	39	0.21%
Other short-term borrowings	1,090	5	1.79%	28,154	32	0.00%
Long-term borrowings	216,469	2,978	5.38%	68,907	990	5.62%
Total interest bearing liabilities	4,345,537	8,771	0.80%	3,689,307	4,735	0.51%

Noninterest bearing liabilities:
Noninterest bearing demand	1,763,821			1,431,627
Other liabilities	40,311			28,889
Total noninterest bearing liabilities	1,804,132			1,460,516

Shareholders’ equity	834,823			757,199
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$6,984,492			$5,907,022

Net interest income		$67,024			$62,576
Net interest spread			3.67%			4.20%
Net interest margin			3.96%			4.38%
Cost of funds			0.51%			0.33%

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $4.4 million and $3.8 million for the three months ended December 31, 2016 and 2015, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields and Rates (Unaudited)
(dollars in thousands)

	Years Ended December 31,
	2016			2015
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$339,947	$1,654	0.49%	$308,848	$732	0.24%
Loans held for sale (1)	53,590	1,903	3.55%	44,533	1,671	3.75%
Loans (1) (2)	5,338,716	272,585	5.11%	4,594,395	240,669	5.24%
Investment securities available for sale (2)	468,773	9,629	2.05%	445,986	10,092	2.26%
Federal funds sold	7,950	34	0.43%	6,812	16	0.23%
Total interest earning assets	6,208,976	285,805	4.60%	5,400,574	253,180	4.69%

Total noninterest earning assets	283,687			278,804
Less: allowance for credit losses	55,889			48,811
Total noninterest earning assets	227,798			229,993
TOTAL ASSETS	$6,436,774			$5,630,567

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$251,954	$646	0.26%	$182,518	$291	0.16%
Savings and money market	2,728,347	12,039	0.44%	2,425,286	8,185	0.34%
Time deposits	769,801	6,564	0.85%	774,943	5,867	0.76%
Total interest bearing deposits	3,750,102	19,249	0.51%	3,382,747	14,343	0.42%
Customer repurchase agreements	77,833	167	0.21%	59,141	132	0.22%
Other short-term borrowings	29,376	732	2.45%	27,659	86	0.31%
Long-term borrowings	133,023	7,493	5.54%	81,310	4,677	5.67%
Total interest bearing liabilities	3,990,334	27,641	0.69%	3,550,857	19,238	0.54%

Noninterest bearing liabilities:
Noninterest bearing demand	1,619,159			1,314,516
Other liabilities	30,881			26,726
Total noninterest bearing liabilities	1,650,040			1,341,242

Shareholders’ equity	796,400			738,468
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$6,436,774			$5,630,567

Net interest income		$258,164			$233,942
Net interest spread			3.91%			4.15%
Net interest margin			4.16%			4.33%
Cost of funds			0.44%			0.36%

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $16.1 million and $12.6 million for the years ended December 31, 2016 and 2015, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Statements of Income and Highlights Quarterly Trends (Unaudited)
(dollars in thousands, except per share data)
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Income Statements:	2016	2016	2016	2016	2015	2015	2015	2015
Total interest income	$75,795	$72,431	$69,772	$67,807	$67,311	$63,981	$62,423	$59,465
Total interest expense	8,771	7,703	5,950	5,217	4,735	4,896	4,873	4,734
Net interest income	67,024	64,728	63,822	62,590	62,576	59,085	57,550	54,731
Provision for credit losses	2,112	2,288	3,888	3,043	4,595	3,262	3,471	3,310
Net interest income after provision for credit losses	64,912	62,440	59,934	59,547	57,981	55,823	54,079	51,421
Noninterest income (before investment gains & extinguishment of debt)	6,943	6,404	7,077	5,666	6,462	6,039	6,233	6,770
Gain on sale of investment securities	71	1	498	624	30	60	-	2,164
Loss on early extinguishment of debt	-	-	-	-	-	-	-	(1,130)
Total noninterest income	7,014	6,405	7,575	6,290	6,492	6,099	6,233	7,804
Salaries and employee benefits	17,853	17,130	15,908	16,119	15,977	15,383	14,683	15,706
Premises and equipment	4	3,786	3,807	3,826	3,970	3,974	4,072	4,010
Marketing and advertising	944	857	920	774	566	762	735	685
Merger expenses	-	-	-	-	2	2	26	111
Other expenses	7,284	7,065	7,660	7,383	8,125	7,284	7,082	7,561
Total noninterest expense	29,780	28,838	28,295	28,102	28,640	27,405	26,598	28,073
Income before income tax expense	42,146	40,007	39,214	37,735	35,833	34,517	33,714	31,152
Income tax expense	16,429	15,484	15,069	14,413	13,485	13,054	12,776	11,734
Net income	25,717	24,523	24,145	23,322	22,348	21,463	20,938	19,418
Preferred stock dividends	-	-	-	-	62	180	179	180
Net income available to common shareholders	$25,717	$24,523	$24,145	$23,322	$22,286	$21,283	$20,759	$19,238

Per Share Data:
Earnings per weighted average common share, basic	$0.76	$0.73	$0.72	$0.70	$0.67	$0.64	$0.62	$0.62
Earnings per weighted average common share, diluted	$0.75	$0.72	$0.71	$0.68	$0.65	$0.63	$0.61	$0.61
Weighted average common shares outstanding, basic	33,650,963	33,590,183	33,588,141	33,518,998	33,462,937	33,400,973	33,367,476	31,082,715
Weighted average common shares outstanding, diluted	34,233,940	34,187,171	34,183,209	34,104,237	34,069,786	34,026,412	33,997,989	31,776,323
Actual shares outstanding	34,023,850	33,590,880	33,584,898	33,581,599	33,467,893	33,405,510	33,394,563	33,303,467
Book value per common share at period end	$24.77	$24.28	$23.48	$22.71	$22.07	$21.38	$20.76	$20.11
Tangible book value per common share at period end (1)	$21.61	$21.08	$20.27	$19.48	$18.83	$18.10	$17.46	$16.82

Performance Ratios (annualized):
Return on average assets	1.46%	1.50%	1.57%	1.54%	1.50%	1.47%	1.51%	1.49%
Return on average common equity	12.26%	12.04%	12.40%	12.39%	12.08%	11.95%	12.18%	13.24%
Net interest margin	3.96%	4.11%	4.30%	4.31%	4.38%	4.23%	4.33%	4.41%
Efficiency ratio (2)	40.22%	40.54%	39.63%	40.80%	41.47%	42.04%	41.70%	44.89%

Other Ratios:
Allowance for credit losses to total loans (3)	1.04%	1.04%	1.05%	1.06%	1.05%	1.05%	1.07%	1.07%
Nonperforming loans to total loans (3)	0.31%	0.41%	0.40%	0.43%	0.26%	0.30%	0.33%	0.44%
Allowance for credit losses to total nonperforming loans	330.49%	255.29%	264.44%	249.03%	397.95%	347.82%	328.98%	244.12%
Nonperforming assets to total assets	0.30%	0.41%	0.39%	0.42%	0.31%	0.41%	0.44%	0.58%
Net charge-offs (annualized) to average loans (3)	-0.01%	0.14%	0.15%	0.09%	0.18%	0.16%	0.21%	0.15%
Tier 1 capital (to average assets)	10.72%	11.12%	11.24%	11.01%	10.90%	11.96%	12.03%	12.19%
Total capital (to risk weighted assets)	14.89%	15.05%	12.71%	12.87%	12.75%	13.80%	13.75%	13.90%
Common equity tier 1 capital (to risk weighted assets)	10.80%	10.83%	10.74%	10.83%	10.68%	10.48%	10.37%	10.37%
Tangible common equity ratio (1)	10.84%	10.64%	10.88%	10.86%	10.56%	10.46%	10.34%	10.39%

Average Balances (in thousands):
Total assets	$6,984,492	$6,492,274	$6,191,164	$6,072,533	$5,907,022	$5,775,283	$5,561,069	$5,270,301
Total earning assets	$6,752,859	$6,264,531	$5,967,008	$5,844,915	$5,675,730	$5,545,398	$5,332,397	$5,039,748
Total loans	$5,591,790	$5,422,677	$5,266,305	$5,070,386	$4,859,391	$4,636,298	$4,499,871	$4,376,248
Total deposits	$5,796,516	$5,353,834	$5,178,501	$5,143,670	$4,952,282	$4,842,706	$4,655,234	$4,330,403
Total borrowings	$312,842	$300,083	$207,221	$139,324	$168,652	$128,015	$127,582	$249,516
Total shareholders’ equity	$834,823	$809,973	$783,318	$756,916	$757,199	$778,279	$755,541	$661,364

(1) Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per common share are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions.
(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(3) Excludes loans held for sale.

EAGLE BANCORP, INC.
CONTACT:
Michael T. Flynn
301.986.1800